Exhibit 10.2

September 13, 2002


Paladyne Corp.
1650 A Gum Branch Road
Jacksonville, NC 28540
Attn:  Mr. Terrence Leifheit, CEO


Re:      First Amendment to Letter of Intent

Dear Terry:

         This letter ("First Amendment to Letter of Intent") will amend the letter of intent (the "Letter of Intent"), dated August 27, 2002, signed by Paladyne Corp. (the "Company") and Market Central, Inc. ("Market Central"), as more fully set forth herein.

         Paragraph 1.B of the Letter of Intent is hereby amended by the deletion thereof in its entirety and the substitution of the following in lieu thereof:

                  "B. Stock Purchase. Market Central and the Company would negotiate and enter into a Stock Purchase Agreement, satisfactory in form and substance to Market Central and the Company (the "Stock Purchase Agreement"), pursuant to which Market Central would purchase, on a private placement basis (the "Stock Purchase"), a number of shares of newly issued Common Stock (the "Shares") such that, immediately following the consummation of the Stock Purchase, Market Central would own seventy percent (70%) of the outstanding shares of Common Stock of the Company, determined on a fully-diluted basis giving effect to the issuance, if any, of shares to Terrence J. Leifheit pursuant to the terms of the Agreement and Plan of Merger dated December 21, 2000 between the Company and Terrence J. Leifheit, as amended (excluding the exercise of any outstanding options and warrants to acquire Common Stock at a price equal to or greater than $.55 per share) and the conversion of all other outstanding securities of the Company convertible into Common Stock. The purchase price for the Shares would be $750,000, payable to the Company in a combination of the following, such combination to be determined by Market Central, in its sole discretion:

                  (i)      cash;

                  (ii) the cancellation of all or a portion of any obligations of the Company or any of its subsidiaries currently due to third party obligees that are purchased by Market Central from such third party obligees prior to the Closing (with credit toward the purchase price being given to Market Central for the face value of such obligations); and/ or



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Paladyne Corp.
September 13, 2002
Page 2


                  (iii) the cancellation of all or a portion of the indebtedness outstanding under the Loan Agreement at the date of closing."

         Except as expressly set forth in this letter, the terms and conditions of the Letter of Intent remain in full force and effect.

Very truly yours,

MARKET CENTRAL, INC.


By:_____________________________

Name:___________________________

Title:__________________________



Accepted and agreed to this ____ day of __________, 2002 by:

PALADYNE CORP.

By:_____________________________

Name:___________________________

Title:__________________________